Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 19, 2026, with respect to the consolidated financial statements of ET-S Permian Holdings Company LP included in the Annual Report of Sunoco LP on Form 10-K for the year ended December 31, 2025, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Dallas, Texas
July 16, 2026